EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Employment Agreement") is made and entered into as of the 18th day of January, 2002, by and between RETURN ON INVESTMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Employer"), and CHARLES PECCHIO, JR., a resident of Bartow County, State of Georgia (hereinafter referred to as the "Employee").

                               W I T N E S E T H:
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     WHEREAS,  the Employer desires to employ the Employee to perform the Duties
(as defined herein) and the Employee desires to accept employment on the terms and conditions hereinafter stated; and

     WHEREAS, the Employer and the Employee are parties to that certain Employment Agreement dated August 10, 2000 (the "2000 Agreement") and they desire to terminate the 2000 Agreement and to replace the 2000 Agreement with this Employment Agreement as of the Effective Date (as defined herein) and to; and

     WHEREAS, in the course of his employment, the Employee will (i) gain knowledge of the business, affairs, customers and methods of the Employer and also techniques in the sale of the Employer's services through the use of techniques, systems, forms and methods used and devised by the Employer or at the Employer's expense, (ii) have access to lists of the Employer's customers and their needs, and (iii) become personally known to and acquainted with the Employer's customers; and

     WHEREAS, the Employer would suffer irreparable harm if the Employee were to use such knowledge, information and personal relationships in competition with the Employer;

     NOW, THEREFORE, for and in consideration of the employment of Employee by the Employer, and for and in consideration of the premises, the mutual covenants and agreements hereinbelow set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged and accepted by all parties hereto and will not hereafter be questioned or challenged, the Employer and the Employee covenant and agree as follows:

     1.   DEFINITIONS.

     (a)  "Area"  as  used  herein  means  the  current   geographic   area
consisting of the states of Florida, Georgia, Illinois, and New York and any other county or city where the Employer either engages in the Business of the Employer or has registered with the appropriate governmental authorities to engage in the Business of the Employer.

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     (b)  "Business  of the  Employer"  as used herein means the business of (i)
selling payment processing software and providing related services, and (ii) selling software for IBM iSeries 400 and AS/400 computer systems related to e-mail, data communications, connectivity, and web enablement.

     (c) "Cause" as used herein means the following: (i) willful dishonesty by Employee towards or deliberate injury or deliberate attempted injury by Employee to the Employer, (ii) commission of a felony or other act involving moral turpitude which adversely and materially affects the Employer, (iii) willful failure or refusal to perform the Duties as shown on Schedule A or implement a directive from the Board of Directors remaining uncured for a period of fourteen
(14) days after receipt of written notice specifying such failure, (iv) disclosure of Confidential Information or Trade Secrets in violation of the terms of this Agreement (v) a disability of Employee, including, but not limited to, drug or alcohol abuse, which prevents Employee from performing the Duties for an uninterrupted period of three (3) consecutive months, or (iv) death of Employee. The Cause shall be stated specifically in any notice of termination given pursuant to Paragraph 6 (b) hereof.

     (d) "Competing Business" as used herein means any person, concern or entity which is engaged in or conducts a business selling products or performing services substantially the same as the products sold or services performed in the Business of the Employer.

     (e) "Change of Control" as used herein means, following the date hereof, a change in ownership or managerial control of the stock, assets or business of the Employer resulting from one or more of the following circumstances, which shall deemed to occur on the actual date on which any of the foregoing circumstances shall occur (provided, however, that in connection with a Change of Control specified in Section 1(E)(vii) below, a Change of Control shall be deemed to occur on the date of the filing of the relevant proceeding under Chapter 11 of the Federal Bankruptcy Code (or any successor or other statute of similar import)):

          (i) A change in ownership of the Employer through a transaction or series of transactions, such that any individual, partnership, joint venture, association, trust, corporation or other entity or group (a
     "Person" or "Persons") (other than any current officer of the Employer or member of the Board) is (are) or become(s), in the aggregate, the Beneficial Owner(s) (as defined by Rule 13d-3 of the General Rules and Regulations of the Act), directly or indirectly, of securities representing fifty percent (50%) or more of the Employer's then outstanding securities;

          (ii) Any consolidation or merger of the Employer in which the Employer is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Employer would be converted into cash (other than cash attributable to dissenters' rights), securities or other property provided by a Person or Persons other than the Employer, other than a consolidation or merger of the Employer in which the holders of the common stock of the Employer immediately prior to the consolidation or merger have approximately the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger;

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          (iii)  The  closing  of  a  sale,   transfer,   liquidation  or  other
     disposition of all or substantially all of the assets of the Employer to a Person or Persons.

     (f) "Confidential Information" as used herein means information disclosed to, acquired or learned by Employee as a consequence of his employment by the Employer and not generally known to or by Competing Businesses about the Business of the Employer or the Employer's financial affairs, including, without limitation, information relating to research, development, inventions, formulations, processes, accounting, marketing, distribution, all information of the foregoing type relating to any customer of the Employer, customer lists, customer account records, training and operations material and memoranda, personnel records, code books, pricing information and any other information treated by the Employer as being confidential or labeled "Confidential," as well as all physical embodiments of any of the foregoing, all of which are hereby agreed to be the property of and confidential to the Employer.

     (g) "Disability" as used herein means that the Employee is incapable of performing the normal duties required by his employment and performed by him before such incapacity. Disability shall be deemed to have occurred on the first day following a period of ninety (90) consecutive days of such incapacity and shall be deemed to continue from and after such date until the Employee is capable of performing the normal duties required by his employment and performed by him before such incapacity.

     (h) "Duties" as used herein means the Duties shown on Schedule A, which is attached to this Agreement and thereby made an integral part hereof.

     (i) "Effective Date" as used herein means the Effective Date shown on Schedule A.

     (j) "Good Reason" as used herein means: (i) the required relocation of Employee, without Employee's consent, to an employment location which is more than forty (40) miles from the Employee's employment location on the date of this Agreement; (ii) the removal of Employee from, or any failure to reelect Employee to, any of the positions held by Employee as of the date of this Agreement or any other positions to which Employee shall thereafter be elected or assigned except in the event that such removal or failure to reelect relates to Termination with Cause of Employee's employment or by reason of death, Disability or Voluntary Termination; (iii) a significant adverse change, without Employee's written consent, in the nature or scope of Employee's authority, powers, functions, Duties or responsibilities to a level below that which was provided to Employee on the date of this Agreement; or (iv) breach or violation of any material provision of this Agreement by the Employer.

     (k) "Proprietary Information" as used herein means Confidential Information and Trade Secrets but shall not include any data or information received by the Employee from the Employer which is already known to the Employee at the time it is disclosed to the

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Employee,  or  which  before  being  divulged  by the  Employee  (i) has  become generally known to the public through no wrongful act of the Employee; (ii) has been rightfully received by the Employee from a third party without restriction on disclosure and without, to the knowledge of the Employee, a breach of an obligation of confidentiality running directly or indirectly to the Employer;
(iii) has been  approved for release by written  authorization  of the Employer;
(iv) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure; provided, however, that the Employee shall first have given written notice of such required disclosure to the Employer, made a reasonable effort to obtain a protected order requiring that the Proprietary Information so disclosed be used only for the purposes for which disclosure is required and taken reasonable steps to allow the Employer to seek to protect the confidentiality of the Proprietary Information required to be disclosed; (v) is independently developed by the Employee unrelated to the Employee's performance of the Employee's duties and responsibilities of the Employee's employment by the Employer without use, directly or indirectly, of any of the Proprietary Information received from the Employer; or (vi) is furnished to a third party by the Employer without any restriction on the third party's right to disclose the Proprietary Information.

     (l) "Termination Payment" as used herein shall mean the payment described in Paragraph 6 (a) of this Employment Agreement.

     (m) "Trade Secrets" as used herein means the whole or any portion of any scientific, technical or non-technical data, compilation, program, information, design, drawing, device, process, procedure, manufacturing process, fabrication process, formula, improvement, method, techniques, financial data, financial plans, sales plans, business plans, product plans or list of actual or potential customers, which is secret and proprietary and of value to the Employer.

     2.   EMPLOYMENT.

     (a) The Employer hereby employs the Employee to perform the Duties for the term hereof, and the Employee hereby accepts and agrees to such employment, subject to the provisions of this Employment Agreement.

     (b) The Employee agrees to devote an average of twenty (20) hours per week of his time, energy and skill to the performance of the Duties (vacation time as shown on Schedule A, Employer holidays, and reasonable absences due to illness excepted).

     (c) The Employee agrees that he shall faithfully and industriously perform the Duties to the best of his ability and in accordance with the Employer's direction and control pursuant to the terms of this Employment Agreement.

     (d) The term of Employee's employment under this Employment Agreement shall commence on the Effective Date and continue through August 31, 2005, subject, however, to prior termination as provided in this Employment Agreement.

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     (e)  The Employee shall receive  compensation from the Employer as shown on
Schedule A in full payment for all of his services hereunder and all rights granted herein.

     3. OTHER EMPLOYMENT. The Employer acknowledges and agrees that the Employee may perform services as an employee, director, officer, or independent contractor or consultant for any individual or entity other than the Employer without the prior written consent of the Employer, provided that no such activity shall in any way violate the terms of this Employment Agreement.

     4. REPORTS. The Employee agrees to submit to the Employer, in writing, such reports related to his services hereunder as the Employer may request from time to time or as may be required by the Employer's company policies.

     5. REPRESENTATIONS. The Employee hereby represents and warrants that he has the right to enter into this Employment Agreement with the Employer and to grant the rights contained herein, and that the provisions of this Employment Agreement do not violate any other contracts or agreements that he has entered into with any other individual or entity.

     6.   TERMINATION OTHER THAN FOR CAUSE AND FOR CAUSE.

     (a) The Employer may terminate the Employee's employment under this Employment Agreement at any time other than for Cause upon giving the Employee a notice of termination, provided, however, upon terminating the Employee other than for Cause the Employer shall pay the Employee the sum of Three Hundred Sixty Thousand Dollars ($360,000.00) (the "Termination Payment") on the terms set forth below and the Employee's benefits as shown on Schedule A will continue to be provided to the Employee and paid for by the Employer for a period of two
(2) years after the termination date (the "Continuing Benefits"). The Termination Payment shall be due and payable in twenty four (24) semi-monthly payments of Seven Thousand Five Hundred Dollars ($7,500.00) commencing with the next semi-monthly period after termination or shall be payable in such other equal, or as nearly equal as practicable, installments on such other schedule as the Employer may implement from time to time for general payroll purposes. The Employer may deduct from each payment to the Employee any and all amounts required to be deducted or withheld for general payroll purposes in accordance with the provisions of federal law and any applicable state law now in effect or hereafter in effect including without limitation, state and federal income withholding, FICA and other withholding tax requirements, and such other deductions permitted by the Employer which Employee may authorize from time to time. If a Change of Control occurs or if the Employee terminates his employment for Good Reason, the Employee shall receive the Termination Payment and the Continuing Benefits. Notwithstanding anything to the contrary contained herein, the Employer and the Employee specifically acknowledge and agree that Paragraphs 7, 8, 9, 10, and 11 hereof shall survive termination of the Employee's employment under this Employment Agreement and that Paragraphs 7, 8, 9, 10, and 11 shall continue to be in full force and effect after termination the Employee's employment under this Employment Agreement.

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     (b)  The  Employer  may  terminate  the  Employee's  employment  under this
Employment Agreement at any time for Cause upon giving the Employee a notice of termination stating specifically the reason for such for termination for Cause. Provided, however, in the event the Employer terminates this Employment Agreement for Cause and such Cause is curable by the Employee, the Employee shall have a period of fourteen (14) days from and after his receipt of the notice of termination given pursuant to this Paragraph 6 (b) to cure such conduct to the satisfaction of the Employer and if the Employee does not cure such conduct to the satisfaction of the Employer within such fourteen (14) day period this Employment Agreement shall be deemed terminated as of the original date of the Employee's receipt of the notice of termination. Notwithstanding anything to the contrary contained herein, the Employer and the Employee specifically acknowledge and agree that Paragraphs 7, 8, 9, 10, and 11 hereof shall survive termination of the Employee's employment under this Employment Agreement and that Paragraphs 7, 8, 9, 10, and 11 shall continue to be in full force and effect after termination the Employee's employment under this Employment Agreement.

     7.   CONFIDENTIAL INFORMATION; TRADE SECRETS.

     (a) The Employee will receive the Proprietary Information and (i) will hold the Proprietary Information in trust and in strictest confidence; (ii) will protect the Propriety Information from disclosure and in no event take any action causing, or fail to take any action necessary in order to prevent, any Proprietary Information disclosed to or developed by the Employee during the Employee's employment by the Employer to lose its character as Proprietary Information; and (iii) will not use, duplicate, reproduce, distribute, disclose or otherwise disseminate the Proprietary Information except to perform the duties and responsibilities of the Employee's employment by the Employer.

     (b) Disclosures of the Proprietary Information shall be made only to employees, agents or independent contractors of the Employer who are directly involved in performing services on behalf of the Employer for which the knowledge of the Proprietary Information is necessary, have a specific need to know the Proprietary Information, and have obligated themselves under an applicable confidentiality agreement of the Employer to hold the Proprietary Information in trust and confidence subject to the restrictions of this Employment Agreement.

     (c) Immediately following the receipt of a written request from the Employer, the Employee will deliver to the Employer all tangible materials containing or embodying the Proprietary Information, together with a certificate executed by the Employee certifying that all materials in the Employee's possession have been delivered to the Employer.

     (d) The covenants of confidentiality set forth herein (i) shall apply after the Effective Date and during the Employee's employment by the Employer to any Proprietary Information disclosed prior to or after the Effective Date by the Employer to the Employee in connection with the Employee's employment by the Employer; and (ii) shall continue and be maintained by the Employee (a) with respect to the Confidential Information, for a period of four (4) years from and after the termination of the Employee's employment by the Employer; and (b) with respect to the Trade Secrets, at any and all times following the termination of the Employee's employment by the Employer.

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     8.   AGREEMENT NOT TO SOLICIT EMPLOYEES OR CUSTOMERS.

     (a) The Employee covenants and agrees that he will not during the term of his employment under this Employment Agreement or for a period of one (1) year from the date of termination of his employment under this Employment Agreement for any reason whatsoever, directly or indirectly, either individually, in partnership, jointly or in conjunction with any person, firm partnership, corporation, or unincorporated association of any kind, whether as principal, agent, employee, shareholder or in any other capacity whatsoever solicit or divert or appropriate or attempt to solicit or divert or appropriate (hereinafter collectively referred to as "Solicit") to any person, concern, or entity selling products or performing services substantially similar to the products sold or services performed in the Business of the Employer during the term of the Employee's employment under this Employment Agreement, any person employed by the Employer during the term of the Employee's employment under this Employment Agreement, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will (hereinafter referred to as the "Employed Person of the Employer").

     (b) The Employee covenants and agrees that he will not during the term of his employment under this Employment Agreement or for a period of one (1) year from the date of termination of his employment under this Employment Agreement for any reason whatsoever, directly or indirectly, either individually, in partnership, jointly or in conjunction with any person, firm partnership, corporation, or unincorporated association of any kind, whether as principal, agent, employee, shareholder or in any other capacity whatsoever solicit or divert or appropriate or attempt to solicit or divert or appropriate (hereinafter collectively referred to as "Solicit") for the purpose of selling products or performing services substantially similar to the products sold or services performed in the Business of the Employer during the term of the Employee's employment with the Employer, any individual, partnership, business, firm, corporation or unincorporated association, which was during the term of the Employee's employment with the Employer a customer of the Employer for whom the Employee sold any products or performed any services and with whom the Employee had contact during the term of the Employee's employment with the Employer (hereinafter referred to as the "Customers of the Employer").

     (c) The parties hereto acknowledge and agree that the period of time for non-solicitation of an Employed Person of the Employer and the period of time for the non-solicitation of the Customers of the Employer set forth in this Paragraph 8 is reasonable and necessary for the protection of the Employer in the operation of its business.

     9. EMPLOYEE AGREEMENT NOT TO COMPETE. The Employee covenants and agrees that he will not, either during the term of his employment under this Employment Agreement or for a period of one (1) year from the date of termination of his employment under this Employment Agreement for any reason whatsoever, directly or indirectly, either individually, in partnership,

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          jointly  or  in  conjunction  with  any  person,  firm,   partnership,
          corporation, or unincorporated association of any kind, whether as principal, agent, employee, shareholder or in any other capacity whatsoever:

          (i) provide or accept an offer to provide services to any Competing Business located within the Area which services are the same or essentially the same as the services being rendered by the Employee to the Employer under this Employment Agreement in connection with the Business of the Employer.

          (ii) associate with, invest in, obtain any interest in, advise, lend money to, or guarantee the debts or obligations of any Competing Business within the Area.

     The parties hereto acknowledge and agree that the period of time for non-competition as set forth in this Employment Agreement and the geographic territory defined as the Area as set forth in this Paragraph 9 are reasonable and necessary for the protection of the Employer in the operation of its business.

     10.  ASSIGNMENT OF INVENTIONS AND INNOVATIONS.

     (a) The Employee shall and hereby covenants and agrees to and does hereby, without charge to the Employer but at the Employer's expense, transfer and assign to the Employer all right, title, interest, claim and demand of the Employee in to and under and by virtue of any and all inventions, creations, discoveries, improvements, ideas, algorithms, computer software programs or other technology or other works of authorship, and all related documentation, relating to the Business of the Employer, whether or not patentable, copyrightable or susceptible to other forms of protection, which, during the term of the Employee's employment with the Employer, the Employee makes, creates, develops, writes or conceives whether during or outside of the Employee's regular working hours, either solely or jointly with another (hereinafter collectively referred to as the "Innovations"). The Employee hereby covenants and agrees that all such Innovations shall be deemed to be works made-for-hire for the Employer.

     (b) The Employee hereby covenants and agrees without charge to the Employer but at the Employer's expense: (i) to disclose promptly to the Employer all Innovations; (ii) upon the Employer's request, to execute promptly a specific assignment to the Employer of all rights, title, interest, claim and demand of the Employee in to and under and by virtue of the Innovations; and
(iii) to do anything else and to execute any all documents reasonably necessary to enable the Employer to secure patents, copyrights or other forms of intellectual property protection for the Innovations in the United States of America and in other countries and territories of the world.

     11.  UNIQUE NATURE OF SERVICES AND COVENANTS AND EMPLOYMENT AGREEMENTS.

     (a) It is agreed that the services to be rendered by the Employee under the terms of this Employment Agreement are of a unique, unusual, special and extraordinary nature,

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and of a peculiar  value,  the loss of which cannot be  reasonably or adequately compensated in damages in any action at law, and that a breach by the Employee will cause the Employer great and irreparable injury and damage. It is agreed that the Employer, in addition to any other remedies, shall be entitled to injunctive and other equitable relief to prevent a breach of this Employment Agreement by the Employee.

     (b) The parties hereto agree that by virtue of the special knowledge that the Employee will gain about the affairs, business, operations, customers, and other employees of the Employer as a consequence of the Employee rendering services to the Employer under this Employment Agreement, irreparable loss and damage would be suffered and incurred by the Employer if the Employee should breach or violate any of the covenants or agreements contained in Paragraphs 7, 8, 9, or 10 hereof and that money damage alone would be an inadequate remedy for the loss and damage which would be suffered and incurred by the Employer in the event of such breach or violation; and the parties hereto further acknowledge and agree that each of such covenants and agreements are reasonably necessary to protect and preserve the Business of the Employer. The Employee therefore agrees and consents that, in addition to any other remedies available to the Employer, at law or in equity, the Employer shall be entitled to a restraining order, injunction, or other similar remedy to prevent a breach or violation or contemplated breach or violation by the Employee of any of the covenants or agreements contained in Paragraphs 7, 8, 9, or 10 hereof. In the event the Employer seeks an injunction hereunder, the Employee hereby waives any requirement for the posting of a bond or other security.

     12. EMPLOYER'S OBLIGATIONS; ASSIGNMENT. The Employer's obligation to pay the Employee compensation and other amounts due hereunder and to make the arrangements provided herein shall be unconditional, and the
          Employee shall have no obligation whatsoever to mitigate damages hereunder. If litigation after a Change of Control shall be brought to enforce or interpret any provision contained herein, the Employer, to the extent permitted by applicable law and the Employer's Articles of Incorporation and Bylaws, hereby indemnifies the Employee for the Employee's reasonable attorneys' fees and disbursements incurred in such litigation. Except as provided herein, this Agreement shall not be terminated by any merger or consolidation or other reorganization of the Employer. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by the Employer (except to an Affiliate of the Employer in which event the Employer shall remain liable if the Affiliate fails to meet any obligations to make payments or provide benefits or otherwise) or by the Employee. This provision does not prohibit the transfer, encumbrance or other alienation of the corporate securities of the Employer.

     13. WAIVER; CUMULATIVE REMEDIES. A waiver by either party of any paragraph, term or condition of this Employment Agreement in any instance shall not be deemed or construed to be a waiver of such paragraph, term or condition for the future or of any subsequent breach thereof, and any such waiver must be in writing. All rights and remedies contained in this Employment Agreement are cumulative and none of them shall be construed so as to limit any other right or remedy of either party.

     14. NOTICES. All notices and other communications permitted or required by the provisions of this Employment Agreement shall be in writing and shall be personally delivered or sent through the United States Postal Service, or any official successor thereto, designated as registered or certified mail, return receipt requested, bearing adequate first class postage and addressed as hereinafter provided. Notices delivered in person shall be effective upon the date of delivery. Notices by mail shall be effective upon the receipt thereof by the addressee or upon the fourth (4th) calendar day subsequent to the postmark date, whichever is earlier. Rejection or the refusal to accept or the inability to deliver because of a change in address of which no notice was given as provided herein shall be deemed to be receipt of the notice sent as of the fourth (4th) calendar day subsequent to the postmark date. By giving to the other party hereto at least thirty
          (30) days' notice thereof, any party hereto shall have the right from time to time and at any time while this Employment Agreement is in effect to change the respective addresses thereof and each shall have the right to specify as the address thereof any other address within the continental United States of America. Each notice to the Employee or the Employer shall be addressed, until notice of change as aforesaid, as follows:

     (a)  If intended for Employee, to:

          Charles Pecchio, Jr.
          15 Reynolds Lane
          Kingston, GA 30145

     (b)  If intended for Employer, to:

          Return On Investment Corporation
          1825 Barrett Lakes Boulevard, Suite 260
          Kennesaw, GA 30144
          Attn:  Chairman of the Board

     15. TIME OF ESSENCE. Time is of the essence of this agreement and all matters set forth herein.

     16.  GENERAL.

     (a) This Employment Agreement shall be governed by and construed under the laws of the State of Georgia.

     (b) This Employment Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and, except as provided herein, supersedes all previous written and oral agreements between the parties with respect to the subject matter set forth herein.

     (c) This Employment Agreement may not be modified or amended except by a writing signed by both of the parties hereto.

     (d) The invalidity or unenforceability of any particular term or provision of this Employment Agreement shall not affect the validity or enforceability of any other term or provision hereof, and this Employment Agreement shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

     (e) This Employment Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its duly authorized representative and the Employee has executed this Agreement as set forth below.

                                        EMPLOYER:
                                        RETURN ON INVESTMENT CORPORATION


                                        By: /s/ Charles A. McRoberts
                                            ------------------------------
                                            Charles A. McRoberts, Chairman

                                        [CORPORATE SEAL]

                                        EMPLOYEE:


                                        /s/ Charles Pecchio, Jr.          [SEAL]
                                            ------------------------------
                                            Charles Pecchio, Jr.

                                   SCHEDULE A

     1. DUTIES include serving as the Chief Executive Officer of the Employer and the performance of such duties and responsibilities as may be designated by the Board of Directors of the Employer in conjunction with the performance of services by the Employee as Chief Executive Officer of the Employer, and such other capacities with the Employer as may be designated by the Board of Directors. The Employee shall also serve as a member of the Board of Directors of the Employer.

     2.   EFFECTIVE DATE is February 1, 2002.

     3. COMPENSATION. The Employer shall pay the Employee compensation as follows:

          A. 2000 AGREEMENT. Through January 31, 2002, the 2000 Agreement shall remain in full force and effect and the Employee shall receive all benefits, expense reimbursement, and compensation accrued through such date in accordance with the terms of the 2000 Agreement, including, without limitation, the monthly incentive compensation based on invoiced sales for the month of January 2002, and the quarterly and annual incentive compensation accrued since July 1, 2001; provided, however, that the payment of the annual and quarterly incentive compensation may be deferred by the Employer until June 30, 2002. After January 31, 2002, the 2000 Agreement shall be terminated and of no further force and effect.

          B. BASE SALARY. From February 1, 2002, through the end of the term of this Employment Agreement, the Employee shall be paid an annual base salary at the rate of not less than Ninety Thousand Dollars ($90,000.00) per annum (hereinafter referred to as the "Base Salary"). Any increases in the Base Salary shall be determined in the sole discretion of the Board of Directors (except that in any such vote, the Employee may not vote as a member of the Board of Directors).

          C. PERFORMANCE BONUSES. The Employee shall be paid quarterly and annual performance bonuses (hereinafter referred to as the "Performance Bonuses") for each fiscal quarter and for each fiscal year (or portion thereof) during the term of this Employment Agreement and any extensions thereof, with the actual amount of any such Performance Bonus payment to be determined by the Employer's Compensation Committee and ratified by the Board of Directors (except that in any such vote, Employee may not vote as a member of the Board of Directors or the Compensation Committee), based upon their evaluation of the Employee's performance during such quarter or year as compared to the goals determined at the beginning of such quarter or year.

          D. BONUS DRAW. Employee shall be paid a draw against the Performance Bonuses at the annual rate of Ninety Thousand Dollars ($90,000.00) per annum (hereinafter referred to as the "Bonus Draw"). Any Bonus Draw in excess of the total amount of the actual Performance Bonuses earned for each fiscal period shall not be recoverable by the Employer from Employee.

          E. OTHER BONUSES. Other bonuses, if any, as may be established from time to time by the Board of Directors for directors, officers, or employees of the Employer.

          F. SCHEDULE OF PAYMENT OF BASE SALARY AND BONUS DRAW. The Base Salary and the Bonus Draw shall accrue and be due and payable in equal, or as nearly equal as practicable, semi-monthly installments or on such other schedule as the Employer may implement from time to time for general payroll purposes. Any bonus amounts earned for any fiscal period in excess of the Bonus Draw shall be payable within ninety (90) days after the end of the fiscal period to which such bonus relates. The Employer may deduct from each payment to Employee any and all amounts required to be deducted or withheld for general payroll purposes in accordance with the provisions of federal law and any applicable state law now in effect or hereafter in effect including without limitation, state and federal income withholding, FICA and other withholding tax requirements, and such other deductions permitted by the Employer which Employee may authorize from time to time.

     4. PAID TIME OFF. The balance of vacation time accrued by the Employee under the 2000 Agreement shall be carried forward as of the Effective Date. Commencing with the Effective Date, the Employee shall accrue paid vacation during each payroll period at the rate of eighty (80) hours multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of payroll periods in a year. Employee shall be entitled to all paid holidays and other paid time off provided by the Employer to its employees.

     5. BENEFITS. In addition to the compensation received by Employee as specified above, Employee shall receive Employer paid health, dental, life, and short term and long term disability insurance and all benefits generally available to officers, directors, and full-time employees of the Employer.

     6. EXPENSE REIMBURSEMENT. Employee shall be reimbursed in accordance with the Employer's Policies and Procedures for all reasonable and necessary expenses incurred by him in connection with the performance of his duties of employment hereunder; provided Employee shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with said reimbursement policies. Employee's air travel shall be coach or economy class for all flights with a scheduled duration of less than four (4) hours in the airline's published flight schedule and business class for longer flights and international travel. Rail travel shall be first class.

     7. ASSIGNMENT OF LIFE INSURANCE. Upon execution of this Employment Agreement, the Employer shall assign and transfer to the Employee ownership of that certain USAA Life Insurance term policy in the amount of $1 million and the Employee shall be responsible for paying all future premiums that are due thereunder.